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1




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): January 15, 1997
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                      Noise Cancellation Technologies, Inc.
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               (Exact name of Registrant as specified in Charter)


  Delaware                       0-18267                       59-2501025
(State or other juris-          (Commission                   (IRS Employer
diction of incorporation)       File Number)                  Identification
                                                              Number)

1025 West Nursery Road, Suite 120, Linthicum, Maryland        21090
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number including area code:           (410) 636-8700


                                      None
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          (Former name or former address, if changes since last report)




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Item 5.  Subsequent Event

In its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, the Company described a contemplated private placement (therein described as the "November 1996 Financing") of $3.0 million of non-voting subordinated convertible debentures the closing of which was to be November 27, 1996, as to $2.0 million of such debentures and December 16, 1996, as to the remaining $1.0 million of debentures. See Part I - "Financial Information", Item 1 - "Financial Statements", footnote 6 and Item 2 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" - "General Business Environment" and "Liquidity and Capital Resources" of said Quarterly Report on Form 10-Q. Unanticipated events have caused a delay in the two stage closing of this private placement as well as a change in the identity of the non-"U.S. Person" investor (as such term is defined under Regulation S promulgated under the Securities Act of 1933, as amended).

Management believes the closings of the November 1996 Financing with substituted investors will occur on or before January 31, 1997 as to $1,750,000 of such debentures and on or about March 31, 1997 as to $500,000 of such debentures. In the event the first closing of the November 1996 Financing does not occur, then Management believes available funds will only be sufficient to sustain the Company through the first month of 1997 unless additional working capital financing can be obtained. There is no assurance any such additional financing is or would become available.

If the closings of the November 1996 Financing do so occur, then Management believes that available cash and cash anticipated from the exercise of warrants and options, the funding derived from forecasted technology licensing fees, royalties and product sales, and engineering and development revenue, the operating cost savings from the reduction in employees, and reduced capital expenditures together with the cash received by the Company from the November 1996 Financing while not sufficient to sustain the Company for the next 12 months, should be sufficient to sustain the Company's anticipated future level of operations into the second half of 1997. However, the period during the second half of 1997 through which it can be sustained is dependent upon the level of realization of funding from technology licensing fees and royalties and product sales and engineering and development revenue and the achievement of the operating cost savings from the events described above as well as the closing of such financing agreement, all of which are presently uncertain.

There can be no assurance that additional funding will be provided by the Company's efforts to raise additional capital or by technology licensing fees, royalties and product sales and engineering and development revenue. In that event, the Company would have to further and substantially cut back its level of operations in order to conserve cash. These reductions could have an adverse effect on the Company's relations with its strategic partners and customers. Uncertainty exists with respect to the adequacy of current funds to support the Company's activities until positive cash flow from operations can be achieved, and with respect to the availability of financing from other sources to fund any cash deficiencies.



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Item 7.  Exhibits

Exhibit No.       Description                                   Sequential Page

1(a)              Agreement dated December 10, 1996, between
                  Noise Cancellation Technologies, Inc. and
                  Schwebel Capital Investments, Inc.

1(b)              Agreement dated December 10, 1996, between
                  Noise Cancellation Technologies, Inc. and
                  Alexander Wescott and Co., Inc.

4(a)              Form of Noise Cancellation Technologies, Inc.
                  8% Convertible Debenture due January 15, 2000.
                  Issued to Sage Capital Investments Limited.






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Item 9.  Sales of Equity Securities Pursuant to Regulation S

(a) January 15, 1997. Eight Percent (8%) Non-Voting Subordinated Convertible Debentures Due January 15, 2000 each in the principal amount of fifty thousand dollars ($50,000) (the "Debentures"). Aggregate principal amount of two hundred fifty thousand dollars ($250,000.00).

(b) Name of placement agents - Alexander, Wescott & Co., Inc. and Schwebel Capital Investments, Inc. Identity of person to which the Registrant sold the Debentures - Sage Capital Investments Limited, Nassau, Bahamas (the "Purchaser").

(c) Total offering price - two hundred fifty thousand dollars ($250,000.00). Total commissions - twenty-seven thousand five hundred dollars ($27,500.00).

(d) Exemption from registration claimed under Regulation S promulgated under the Securities Act of 1933, as amended (respectively, "Regulation S" and the "Act"). To the best of the Registrant's knowledge and belief and in accordance with representations and warranties made by the Purchaser of the Debentures, the Purchaser is not a "U.S. Person" as defined under Regulation S, the Registrant did not engage in any "directed selling efforts" as defined under Regulation S in connection with the offer or sale of the Debentures and said offer and sale complied in all other respects with the provisions of Regulation S required to permit the sale of the Debentures by the Registrant without compliance with the registration requirements of the Act.

(e) The holder of the Debentures is entitled, at its option, at any time commencing on or after forty-five (45) days after the closing date of the purchase thereof (the "Closing Date") to convert the full unpaid principal amount of the Debentures into shares of Common Stock of the Registrant (the "Conversion Shares") at a conversion price (the "Conversion Price") for each Conversion Share equal to the lesser of eighty-five percent (85%) of the closing bid of the Common Stock on the Closing Date or seventy percent (70%) of the average closing bid price of the Common Stock for the five (5) NASDAQ trading days immediately preceding the date of conversion as reported by the National Association of Securities Dealers Automated Quotation System; provided, however, that in no event shall the Conversion Price ever be less than $0.14 per share. The number of Conversion Shares to be received by the holder on conversion shall be the product of the unpaid principal amount of the Debentures being converted divided by the Conversion Price. The Registrant may, at its own option, cause the automatic conversion into Conversion Shares of all or any part of the Debentures after February 15, 1998 at the aforesaid Conversion Price. The Registrant may exercise its option to cause the automatic conversion as set forth herein after sixty (60) days notice to the holder during which sixty (60) days the holder may convert in accordance with the holder's conversion privileges. After the sixty (60) days and the exercise of said automatic conversion, Registrant may only exercise further automatic conversion(s) in connection with not less than twenty-five percent (25%) of the then remaining amounts of outstanding Conversion Shares pertaining to all of the unconverted Debentures per automatic conversion and only after thirty (30) days notice to the holder during which thirty (30) days the holder may convert in accordance with the holder's conversion privileges. Payment of each interest payment payable under the Debentures may, at the Registrant's option, be made in cash or by delivery of shares of the Registrant's Common Stock. The number of shares to be delivered shall be based on one hundred percent (100%) of the average closing bid price of the Registrant's Common Stock as reported on NASDAQ for the Five
(5) Trading Days immediately preceding the record date for the interest payment.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NOISE CANCELLATION TECHNOLOGIES, INC.


                                   By:  /s/ STEPHEN J. FOGARTY
                                        -----------------------
                                        Stephen J. Fogarty
                                        Senior Vice President and
                                        Chief Financial Officer

Dated:  January 27, 1997

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